Exhibit 99.1



                  Certification of Principal Executive Officer
       Regarding Facts and Circumstances Relating to Exchange Act Filings


I, J. Philip Hester, Sr., certify that:

     1. I have read this quarterly report on Form 10-QSB/A of Chestatee Bancshares, Inc.;

     2. To my knowledge, the information in this report is true in all important respects as of June 30, 2002; and

     3. This report contains all information about the company of which I am aware that I believe is important to a reasonable investor, in light of the subjects required to be addressed in this report, as of June 30, 2002.

     For purposes of this certification, information is "important to a reasonable investor" if:


          (a) There is a substantial likelihood that a reasonable investor would view the information as significantly altering the total mix of information in the report; and

          (b) The report would be misleading to a reasonable investor if the information is omitted from the report.


BY:   /s/ J. Philip Hester, Sr.                      Subscribed and sworn to
      -----------------------------------            before me this 24th day of
      J. Philip Hester, Sr., President and C.E.O.    September, 2002
      (Principal Executive Officer)

DATE: September 24, 2002
      ------------------                             /s/ Stacey Bruce
                                                     -------------------------
                                                     Notary Public

                                                     My Commission Expires:
                                                     November 6, 2004






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